Exhibit 99.1

FOR IMMEDIATE RELEASE

NRG Energy’s Board of Directors Rejects
Exelon Corporation’s Unsolicited Exchange Offer

—Company reiterates inadequacy of Exelon proposal; Board strongly urges stockholders not to tender their shares into Exelon’s offer—

PRINCETON, NJ; November 24, 2008—NRG Energy, Inc. (NYSE: NRG) today announced that its Board of Directors, after careful consideration with its independent financial and legal advisors, voted unanimously to reject Exelon Corporation’s (NYSE: EXC) unsolicited proposal to exchange 0.485 of its shares for each share of NRG stock and recommended that NRG stockholders not tender their shares into Exelon’s offer. In doing so, the Board noted that the exchange ratio—the number of shares being offered for each NRG share—being offered by Exelon was unchanged from the unsolicited proposal Exelon originally made on October 19, 2008, which the Board thoroughly considered and subsequently rejected on November 9, 2008, as not in the best interests of NRG’s stockholders. The basis for the Board’s recommendation is set forth in NRG’s Schedule 14D-9 filed today with the Securities and Exchange Commission.

“The Board of Directors is unanimous in its belief that the Exelon offer is inadequate, dilutive, significantly undervalues NRG and does not fully reflect the underlying fundamental value of NRG’s assets, operations and strategic plan, including our strong market position and future growth prospects,” said Howard Cosgrove, Chairman of NRG’s Board of Directors. “The NRG Board and management team believe that the Company’s standalone development plan will provide greater long-term value to our stockholders than Exelon’s proposal. While NRG believes in consolidation, we are not advocates for pursuing scale for scale’s sake. We have said before that we are a willing buyer or seller at the right price, utilizing a structure that makes sense. Exelon’s proposal, however, achieves none of those criteria. For these reasons, NRG’s Board strongly urges stockholders to reject Exelon’s offer and not tender their shares,” Cosgrove added.

Additional reasons for the NRG Board’s recommendation to reject Exelon’s exchange offer, which the Company detailed in its 14D-9 filing, include:

•	Under Exelon’s own analysis, the exchange offer does not compensate NRG’s stockholders adequately for the value of Exelon’s own estimates of achievable net synergies, or the very substantial cost to achieve these synergies or the risks to achieve these synergies;

•	The value of the consideration being offered following the exchange offer is uncertain and dependent on the value of Exelon common stock;

•	A combination with Exelon will dilute, and might derail, NRG’s continued growth;

•	The exchange offer by Exelon is subject to numerous conditions, is likely to require NRG’s support, and creates significant uncertainty. Specifically, consummation of the exchange offer requires the receipt of numerous governmental and regulatory approvals and there is no assurance that the necessary approvals will be received, when they will be received or what conditions might attach to their receipt;

•	The exchange offer may require refinancing of all or a significant amount of NRG’s existing indebtedness and yet Exelon has not publicly announced that it has committed financing for the offer, which presents real risks of non-consummation to NRG’s stockholders; and

•	Exelon’s exchange offer does not compensate NRG’s stockholders adequately for the risks in the proposed transaction structure.

The Board expressed concern about the viability of Exelon’s proposal, in light of the extensive list of conditions and necessary approvals detailed by Exelon in its exchange offer, and noted that neither a credible debt financing plan nor credit rating comfort has been demonstrated by Exelon despite previous promises to provide them. Nor has Exelon provided even a summary business plan outlining how it intends to manage the combined company or how it would extract value out of the combined company’s assets and opportunities.

“NRG intends to continue on the path of fundamental economic value creation that has produced record earnings, record liquidity and record free cash flow generation this year,” said David Crane, NRG President and Chief Executive Officer. “We will remain focused on managing through the current economic crisis, as we have done successfully thus far, while positioning NRG for the upturn which will follow. In the course of so doing, we will seek to minimize the economic waste and opportunity cost associated with responding to Exelon’s offer.”

Crane concluded, “Exelon’s offer is clearly inadequate and should be rejected by NRG stockholders. Our Board of Directors and management team remain focused on delivering compelling value to NRG stockholders and this commitment is underscored by our standalone plan and growth prospects. Our third quarter earnings results are a testament to what NRG is capable of on a standalone basis.”

The Company’s 14D-9 filing is available on the SEC’s website, www.sec.gov.

About NRG
NRG Energy, Inc., a Fortune 500 company, owns and operates one of the country’s largest and most diverse power generation portfolios. NRG’s 48 plants provide approximately 24,000 megawatts of generation capacity—enough to power nearly 20 million homes. In November 2007, NRG won two of the industry’s highest honors—Platts Industry Leadership and Energy Company of the Year awards. Headquartered in Princeton, NJ, NRG is a member of the U.S. Climate Action Partnership (USCAP), a group of business and environmental organizations calling for mandatory legislation to reduce greenhouse gas emissions. More information is available at www.nrgenergy.com.

Important Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of proxy of any stockholder of NRG Energy, Inc. (“NRG”). NRG plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with its 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). INVESTORS AND STOCKHOLDERS OF NRG ARE URGED TO READ THE PROXY STATEMENT FOR THE 2009 ANNUAL MEETING IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

In response to the exchange offer proposed by Exelon Corporation referred to in this press release, NRG has filed with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9. STOCKHOLDERS OF NRG ARE ADVISED TO READ NRG’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Investors and stockholders will be able to obtain free copies of NRG’s proxy statement (when it becomes available), the Solicitation/Recommendation Statement on Schedule 14D-9, any other documents filed by NRG in connection with the exchange offer by Exelon Corporation, and other documents filed with the SEC by NRG at the SEC’s website at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to Investor Relations Department, NRG Energy, Inc., 211 Carnegie Center, Princeton, New Jersey 08540.

NRG and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with its 2009 Annual Meeting. Information regarding NRG’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 28, 2008, and its proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2008. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of NRG’s stockholders will also be available in NRG’s proxy statement for the 2009 Annual Meeting.

Safe Harbor Disclosure

Certain statements contained herein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

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